THIRD AMENDMENT TO PARTICIPATION AGREEMENT

THIS THIRD AMENDMENT TO PARTICIPATION AGREEMENT is made as of this 20th day of Nov, 2008, by and among GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (“GWL&A”); FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (“First GWL&A”), DWS VARIABLE SERIES I, DWS VARIABLE SERIES II, DWS INVESTMENTS VIT FUNDS (collectively, the “Funds”); DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC. (the “Adviser”); and DWS INVESTMENTS DISTRIBUTORS, INC. (formerly DWS Scudder Distributors, Inc.) (the “Distributor), collectively the Parties. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Original Agreement (defined below).

RECITALS

WHEREAS, GWL&A, First GWL&A, the Funds, the Adviser and the Distributor are parties to a Fund Participation Agreement dated March 31, 2005 as amended on April 11, 2007 and July 1, 2007, (the “Agreement”); and

WHEREAS, the Parties to the Agreement desire to add additional separate Accounts which are exempt from registration.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby amend the Agreement as follows:

1.	All references to the “First GWL&A Account” now include the COLI VUL Series Account 1 (First GWL&A).

2.	All references to the “GWL&A Account” now include the COLI VUL Series Account 7 (GWL&A).

3.

GWL&A and First GWL&A agree that each has registered or will register certain variable life insurance and variable annuity contracts under the 1933 Act, unless such contracts are exempt from registration thereunder.

4.	Paragraph 2.1 of the Agreement is deleted in its entirety and replaced with the following:

2.1	GWL&A and First GWL&A represent and warrant that the Contracts and the securities deemed to be issued by the Account under the Contracts are or will be registered under the 1933 Act (unless exempt from registration); that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. GWL&A & First GWL&A further represents that each is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account prior to any issuance or sale of units thereof as a segregated asset account under Colorado insurance law and has registered the Account as a unit investment trust in accordance with the provisions of the 1940 Act (unless exempt from registration) to serve as a segregated investment account for the Contracts and that it will maintain such registration for so long as any Contracts are outstanding as required by applicable law.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the 20th day of Nov, 2008.

GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY

By its authorized officer,

By:	/s/ Ron Laeyendecker

Name:	Ron Laeyendecker
Title:	Senior Vice-President
Date:	11/20/08

FIRST GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY

By its authorized officer,

By:	/s/ Robert K. Shaw

Name:	Robert K. Shaw
Title:	Sr. VP
Date:	11/20/08

DWS VARIABLE SERIES I

By its authorized officer,

By:	/s/ Patricia J. DeFilippis

Name:	Patricia J. DeFilippis
Title:	Assistant Secretary
Date:

DWS VARIABLE SERIES II

By its authorized officer,

By:	/s/ Patricia J. DeFilippis

Name:	Patricia J. DeFilippis
Title:	Assistant Secretary
Date:

DWS INVESTMENTS VIT FUNDS

By its authorized officer,

By:	/s/ Patricia J. DeFilippis

Name:	Patricia J. DeFilippis
Title:	Assistant Secretary
Date:

DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.

By its authorized officers,

By:	/s/ Michael Colon

Name:	Michael Colon
Title:	Chief Operating officer
Date:	11/13/08

By:	/s/ John Ashley

Name:	John Ashley
Title:	Director
Date:

DWS INVESTMENTS DISTRIBUTORS, INC.

By its authorized officers,

By:	/s/ Philipp Hensler

Name:	Philipp Hensler
Title:	Chairman & CEO
Date:

By:	/s/ Michael Colon

Name:	Michael Colon
Title:	Chief Operating officer
Date:	11/13/08

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